UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2014

North Valley Bancorp

(Exact name of registrant as specified in its charter)

California	0-10652	94-2751350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Marina Circle

Redding, CA 96001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (530) 226-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 3, 2014, North Valley Bancorp, a California corporation (“North Valley”), entered into an amendment (the “Amendment”) to its Rights Agreement dated March 25, 2009, with Computershare, Inc., as Rights Agent. The Amendment accelerates the expiration of the rights from September 9, 2019 to October 3, 2014 and has the effect of terminating the Rights Agreement as of that date. At the time of the termination of the Rights Agreement on October 3, 2014, at 5:00 p.m., California time, all rights distributed to holders of North Valley’s common stock pursuant to the Rights Agreement will expire. A copy of the Amendment is attached as Exhibit 4.4 and is incorporated hereto.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 3, 2014, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of January 21, 2014 (the “Merger Agreement”), between TriCo Bancshares, a California corporation (“TriCo”), and North Valley, North Valley merged with and into TriCo with TriCo continuing as the surviving corporation (the “Merger”). Immediately after the Merger, North Valley Bank, a wholly owned bank subsidiary of North Valley, merged with and into Tri Counties Bank, a wholly owned bank subsidiary of TriCo, with Tri Counties Bank continuing as the surviving bank.

Pursuant to the terms of the Merger Agreement, each outstanding share of North Valley common stock, no par value per share (“North Valley Common Stock”) (other than shares owned by North Valley directly or indirectly as specified in the Merger Agreement, which shares were cancelled), including the associated preferred stock purchase rights, was converted into the right to receive 0.9433 of a share of TriCo common stock, no par value per share (“TriCo Common Stock”). For each fractional share that would have otherwise been issued, TriCo will pay cash in an amount equal to such fraction of a share multiplied by $23.26, which was the weighted average of the closing prices for shares of TriCo Common Stock as quoted on the NASDAQ Global Select Market for the twenty consecutive trading days ending on October 2, 2014 (the “Weighted Average Closing Price”).

Immediately prior to the closing, each outstanding option to purchase shares of North Valley Common Stock, whether or not then vested and exercisable, was cancelled and the holder of the option was entitled to receive from North Valley, subject to any required tax withholding, an amount in cash, without interest, equal to the excess over the exercise price per share, if any, of 0.9433 multiplied by the Weighted Average Closing Price.

As a result of the Merger, TriCo will deliver approximately 6.58 million shares of TriCo Common Stock to the former holders of North Valley Common Stock. Former holders of North Valley Common Stock, as a group, have the right to receive shares of TriCo Common Stock in the Merger constituting approximately 29% of the outstanding shares of TriCo Common Stock immediately after the Merger. As a result, holders of TriCo Common Stock immediately prior to the Merger, as a group, own approximately 71% of the outstanding shares of TriCo Common Stock immediately after the Merger. Based on TriCo’s closing stock price of $23.09 on October 2, 2014, the merger consideration was valued at approximately $21.94 per North Valley share.

In connection with the Merger, TriCo entered into three First Supplemental Indentures to assume North Valley’s guarantees with respect to an Indenture between (i) North Valley and Wilmington Trust Company, dated as of April 10, 2003, pursuant to which North Valley issued $6,186,000 of its Fixed/Floating Rate Junior Subordinated Debt Securities Due 2033, (ii) North Valley and Wilmington Trust Company, dated as of May 5, 2004, pursuant to which North Valley issued $5,155,000 of its Floating Rate Junior Subordinated Debt Securities Due 2034, and (iii) North Valley and U.S. Bank National Association, dated as of December 29, 2005, pursuant to which North Valley issued $10,310,000 of its Floating Rate Junior Subordinated Debt Securities Due March 15, 2036. Collectively, these trust preferred securities represent less than 1% of the total assets of TriCo following the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to North Valley’s Current Report on Form 8-K filed on January 22, 2014, which is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 3, 2014, North Valley notified the NASDAQ Stock Market, LLC (“NASDAQ”) that trading in North Valley Common Stock should be suspended and the listing of North Valley Common Stock should be removed, in each case prior to market open on October 6, 2014. The NASDAQ has filed a notification of removal from listing of North Valley Common Stock (together with the associated stock purchase rights) on Form 25 with the Securities and Exchange Commission. North Valley intends to file a Form 15 with respect to the North Valley Common Stock and associated stock purchase rights requesting the deregistration of North Valley Common Stock and associated stock purchase rights under Section 12 of the Exchange Act and the suspension of North Valley Common Stock’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01, 2.01 and Item 3.01 is incorporated into this Item 3.03 by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth under Items 2.01 and 5.02 are incorporated into this Item 5.01 by reference.

Pursuant to the terms of the Merger Agreement, on October 3, 2014, three independent members of North Valley’s board of directors, J. M. (“Mike”) Wells, Jr., Patrick W. Kilkenny, and Martin A. Mariani, were appointed to the board of directors of TriCo and Tri Counties Bank, effective as of October 3, 2014, to serve until the annual meeting of shareholders of TriCo or Tri Counties Bank, as the case may be, at which time they will stand for reelection, subject to nomination by the Nominating and Corporate Governance Committee. On October 3, 2014, TriCo and Tri Counties Bank appointed and elected Michael J. Cushman, North Valley’s President and Chief Executive Officer, to join TriCo as its Executive Vice President—Strategic Initiatives, effective as of October 4, 2014.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on October 3, 2014, the date of the Merger, North Valley’s directors and executive officers ceased serving in such capacities and (except as described under Item 5.01) the directors and executive officers of TriCo continued as the directors and executive officers of TriCo.

Item 8.01. Other Events.

On October 3, 2014, TriCo issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2014	TRICO BANCSHARES (AS SUCCESSOR TO NORTH VALLEY)

	By:	/s/ Thomas J. Reddish
	Name:	Thomas J. Reddish
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of January 21, 2014, between TriCo Bancshares and North Valley Bancorp (filed as Exhibit 2.1 to North Valley’s Current Report on Form 8-K filed on January 22, 2014 and incorporated herein by reference).

4.1	Shareholder Protection Rights Agreement, dated as of September 9, 1999, between North Valley Bancorp and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 1 to Registration Statement on Form 8-A filed on September 30, 1999).

4.2	Amended and Restated Shareholder Protection Rights Agreement, dated as of March 26, 2009, as amended on January 21, 2014, between North Valley and Computershare Inc., as Rights Agent (incorporated by reference to Exhibit 1 to Registration Statement on Form 8-A filed on April 1, 2009).

4.3	Amendment to Shareholder Protection Rights Agreement, dated January 21, 2014, between North Valley and Computershare Inc., as Rights Agent (incorporated by reference to Exhibit 99.1 to Form 8-K filed on January 22, 2014).

4.4	Amendment to Shareholder Protection Rights Agreement, dated October 3, 2014, between North Valley and Computershare Inc., as Rights Agent.

99.1	Press release dated October 3, 2014.